Exhibit 99.1

Legacy Acquisition Corp. and Onyx Enterprises Int’l Corp. Announce Business Combination

Legacy Acquisition Corp. (NYSE:LGC) and Onyx Enterprises Int’l Corp. (d/b/a CARiD.com), have entered into a definitive business combination agreement

Onyx, a Leading Digital Commerce Automotive Aftermarket Platform, To Become a Public Company

Legacy Acquisition Corp. Enters into Warrant Holder Support Agreements to Amend Terms of Warrants

Investor Conference Call Schedule for 9:00 a.m. ET on Monday, September 21

September 21, 2020 -- New York, NY and Cranbury, NJ –Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded special purpose acquisition company, and Onyx Enterprises Int’l Corp. (“Onyx”) announced today the signing of a definitive agreement for a business combination that would result in Onyx becoming a wholly-owned subsidiary of Legacy. Onyx is the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket. Upon the closing of the transaction, Legacy will change its name to PARTS iD, Inc. and is expected to remain listed on the NYSE.

Onyx has developed a distinctive proprietary technology platform for digital commerce and fulfillment, relying on insights extracted from over 14 billion data points related to car parts, a physical footprint network comprising over 2,500 shipping locations, nearly 5,000 active brands, and machine-learning algorithms for complex fitment industries such as vehicle parts and accessories. Onyx’s proprietary fitment data and algorithms used in CARiD.com and other such verticals (such as MOTORCYCLEiD, TRUCKiD and BOATiD) compiled over the past decade, combined with its substantial investments in artificial intelligence and machine learning, provide online consumers with an enhanced user experience featuring a breadth of offerings and service levels (including search capabilities, training and learning, and provision of data to suppliers to enhance their product information), positioning it as a leader in the $400+ billion auto aftermarket industry.

Onyx Investment Highlights

●	Tech-enabled digital commerce platform focused on transforming the automotive aftermarket parts industry and related industry verticals.

●	Ideally positioned to capitalize on the surge in eCommerce adoption and digital enablement of industry supply chains.

●	Highly scalable business driven by a low-cost structure and a capital-efficient inventory model.

●	Massive untapped automotive aftermarket opportunity of $400+ billion with additional large value streams ready to be unlocked.

Edwin Rigaud, Chief Executive Officer of Legacy, commented: “Onyx has distinguished itself as a true disruptor in the auto aftermarket industry through its proprietary tech driven platform and experienced leadership team. With its expansive product offering and ability to provide consumers with rewarding and accurate discovery experiences in a traditionally complex market, we believe Onyx is set up well to capitalize on the accelerated shift to online spending. Equally compelling is Onyx’s financial profile, which highlights the benefits of its low fixed cost structure and inventory efficient operating model. We are very excited about Onyx’s future prospects and look forward to successfully completing our business combination.”

“We are thrilled to join with Legacy and transition Onyx to the public markets,” said Antonino Ciappina, operating as the Chief Executive1 of Onyx. “We believe our technology-led, data-driven approach to digital commerce provides us with a long runway for profitable growth within our existing lines of business as well as expansion into other complex, multidimensional parts and accessories markets. Our strength in combining deep industry knowledge and experience in automotive parts with the strong digital and technical skills of our engineering and development teams is what makes our platform a unique vertical commerce business.”

Prashant Pathak, Chairman of Onyx, added, “Going public is an important milestone and the start of an exciting new chapter in the continued growth of Onyx. The technology-led, brand-driven and data-enabled business that Onyx has built and demonstrated via CARiD.com and other verticals will benefit from the marketing, brand, and product expertise that the Legacy team provides. I want to thank the team at Legacy for their support and guidance through this process and recognize the hard work of the entire Onyx organization, not just in the United States, but also internationally, that is behind our success to-date. I am confident the combination of our two companies will create new synergies that will further accelerate our performance. Additionally, during the discussions with Legacy it became evident to us that from a CSR perspective Onyx’s combination with Legacy is also enabling Onyx and its stakeholders the opportunity to contribute effectively towards inclusive capitalism, diversity of leadership on Wall Street and minority-led enterprise building.”

Transaction Overview

Pursuant to the business combination agreement, Legacy will acquire (i) all of the outstanding shares of preferred stock of Onyx for an aggregate of $20.0 million cash, and (ii) all of the outstanding shares of common stock of Onyx for an aggregate of approximately $265.0 million (or approximately 26.5 million) in shares of Class A common stock of Legacy. The consideration payable with respect to Onyx’s common stock would be subject to adjustment, including based on Onyx’s net working capital and related transaction expenses at closing.

In connection with the signing of the business combination agreement, Legacy’s sponsor, Legacy Sponsor I, LLC (its “Sponsor”), has delivered to Onyx a sponsor support agreement, pursuant to which, among other things, the sponsor has agreed to (i) vote in favor of the transactions contemplated by the business combination agreement, (ii) forfeit 3,000,000 of its shares of Legacy’s Class F common stock, and (iii) forfeit 14,587,770 of its private placement warrants to purchase shares of Legacy’s Class A common stock, each as partial consideration for deferred shares to be later issued by Legacy to Sponsor pursuant to the terms of the sponsor support agreement. In addition, the Sponsor may forfeit up to a maximum of 3,250,000 additional shares of Legacy’s Class A common stock based on the gross amount of cash held by Legacy immediately prior to closing and the extent to which Legacy’s transaction expenses exceed $16.4 million; provided that the Sponsor shall have the ability to earn back up to 50% of such additional forfeited shares based on the average trading share price of Legacy’s Class A common stock over a 730 calendar day period immediately following closing.

The Boards of Directors of each of Legacy and Onyx have approved the transaction. The transaction is subject to customary closing conditions, including the receipt of certain regulatory approvals. The stockholders of each of Legacy and Onyx have approved the transaction by written consents of at least a majority of the outstanding shares entitled to vote thereon. The transaction is expected to close in November 2020.

[1]	Pending board approval.

Intent to Commence Tender Offer

In connection with the closing of the proposed transactions contemplated by the business combination agreement, Legacy will conduct a cash tender offer for its outstanding shares of Class A common stock in order to allow stockholders the opportunity to redeem their shares in accordance with Legacy’s corrected amended and restated certificate of incorporation, as amended (its “Charter”). Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy shares of Legacy’s Class A common stock will be made pursuant to a tender offer statement on Schedule TO and other offer documents that Legacy will be filing with the SEC. The business combination cash tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) contain important information that should be read carefully and considered before any decision is made with respect to the business combination cash tender offer. These materials will be sent free of charge to all security holders of Legacy. In addition, all of these materials (and all other materials filed by Legacy with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Security holders of Legacy are urged to read the business combination cash tender offer documents and other relevant materials before making any investment decision with respect to the business combination and the business combination cash tender offer because they will contain important information about the business combination and the business combination cash tender offer.

Warrant Holder Support Agreements

In connection with the signing of the business combination agreement, Legacy entered into warrant holder support agreements (“Warrant Holder Support Agreements”) with the holders of approximately 19,500,000 (or approximately 65%) of Legacy’s warrants sold as part of the units in its initial public offering, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share (referred to herein as the “public warrants”), to provide for certain amendments (the “Warrant Amendments”) to the Warrant Agreement between Legacy and Continental Stock Transfer & Trust Company, dated as of November 16, 2017 (as amended from time to time, the “Warrant Agreement”). The Warrant Amendments will provide, among other things, that each outstanding public warrant and 2,912,230 outstanding warrants issued to the Sponsor in the private placement that closed simultaneously with Legacy’s initial public offering but which are beneficially owned by certain institutional investors of Sponsor shall no longer be exercisable to purchase one-half share of Class A common stock of Legacy for $5.75 per half-share (subject to adjustment as provided in the Warrant Agreement) and instead shall be converted solely into the right to receive (i) if, at the closing of the proposed transaction with Onyx, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is at least equal to $60,000,000, $0.35 in cash and 0.065 of a share of Class A Common Stock of Legacy, (ii) if, at the closing of the proposed transaction with Onyx, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is less than $60,000,000, but at least equal to $44,000,000, $0.25 in cash and 0.075 of a share of Class A Common Stock of Legacy, or (iii) if, at the closing of the proposed transaction with Onyx, the aggregate gross cash in the trust fund, plus the aggregate gross proceeds received by Legacy pursuant to any financing is less than $44,000,000, $0.18 in cash and 0.082 of a share of Class A Common Stock of Legacy. As the Warrant Amendments require the approval by holders of at least 65% of Legacy’s public warrants, the Warrant Holder Support Agreements principally assure the vote in favor of the Warrant Amendments and, therefore, Legacy expects that the Warrant Amendments will be approved.

In connection with the Warrant Amendments, Legacy’s Sponsor has agreed to forfeit 14,587,770 private placement warrants held by it of record and beneficially owned by it. Certain institutional investors of Sponsor, who are the beneficial owners of the remaining 2,912,230 private placement warrants in the aggregate (which are held of record by the Sponsor), will receive the same consideration as the public warrants; provided, that if such beneficial owners cease to beneficially own any of such private placement warrants for any reason, such Private Placement Warrants shall revert back to the Sponsor and shall be forfeited.

Additional information about the proposed transaction and the Warrant Amendments, including a copy of the business combination agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by Legacy with the Securities and Exchange Commission and will be available at www.sec.gov.

Advisors

Wells Fargo Securities, LLC is serving as financial advisor to Legacy. Canaccord Genuity is advising Onyx. Wells Fargo Securities, LLC, Cantor Fitzgerald & Co., and Stifel, Nicolaus & Company are serving as capital markets advisors to Legacy. DLA Piper LLP (US) and Graydon Head & Ritchey LLP are serving as legal advisors to Legacy. Faegre Drinker Biddle & Reath LLP is serving as legal counsel for Onyx. Daniel J. O’Hern Jr. of Byrnes, O’Hern & Heugle, LLC serves as company counsel to Onyx.

Investor Conference Call Information

Legacy and Onyx will host a joint investor conference call to discuss the proposed transaction on Monday, September 21 at 9:00 a.m. ET.

Interested parties may listen to the prepared remarks call via telephone by dialing 1-877-407-3982, or for international callers, 1-201-493-6780. A telephone replay will be available until 11:59 pm ET on Monday, October 5, 2020 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671 and entering replay Pin number: 13710717.

The recorded investor presentation, a related investor presentation with more detailed information regarding the proposed transaction and a transcript of the pre-recorded investor presentation will be available at www.legacyacquisition.com. The investor presentation will also be furnished today to the Securities and Exchange Commission (the “SEC”), which can be viewed at the SEC’s website at www.sec.gov.

About Onyx.

Onyx is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Onyx was founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market. Onyx has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings, and continued digital commerce innovation.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the NYSE. At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other under-represented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Legacy’s anticipated name following the closing of the proposed transaction, the expectation that shares of the post-acquisition company will trade on the New York Stock Exchange following closing, the belief regarding Onyx’s ability to capitalize on the shift to online spending, the belief that Onyx’s approach to eCommerce will lead to profitable growth, the belief that the combination of Onyx and Legacy will lead to synergies that will accelerate Onyx’s performance, the anticipated closing consideration for the proposed transaction, and the anticipated closing date of the proposed transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the business combination agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to the inability to satisfy conditions to closing in the business combination agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common stock on the New York Stock Exchange following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed transaction; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of the pending legal proceeding with certain Onyx stockholders; (15) potential audit and other related adjustments to Onyx’s financial statements in connection with the independent Public Company Accounting Oversight Board audit of its annual historical financial statements, as well as potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC, including the Schedule TO that will be filed with the SEC in connection with the transaction. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Information Statement and the Proxy Statement

Legacy will prepare and file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K containing the business combination agreement, and an Information Statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Exchange Act and describing the proposed business combination and the other transactions contemplated by the business combination agreement. In addition, in connection with the proposed warrant agreement amendment, Legacy intends to file a preliminary proxy statement with the SEC. Legacy’s security holders and other interested persons are advised to read the applicable information statement or proxy statement and the respective amendments thereto and other relevant materials to be filed in connection with the proposed business combination and warrant amendments, respectively, with the SEC, including, when available, a definitive information statement on Schedule 14C and a definitive proxy statement on Schedule 14A and the respective documents incorporated by reference therein, as these materials will contain important information about the business combination and warrant amendments, as applicable. When available, the definitive information statement or definitive proxy statement and other relevant materials for the business combination and warrant amendments, respectively, will be mailed to the applicable securityholders of Legacy as of a record date to be established for voting on the business combination and warrant amendments. Securityholders will also be able to obtain copies of the preliminary information statement or the preliminary proxy statement, or the definitive information statement or the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Important Information about the Tender Offer

Pursuant to the Business Combination Agreement, Legacy may consummate its initial business combination with Onyx and conduct redemptions of the issued and outstanding shares of Legacy’s Class A common stock, par value $0.0001 per share (the “Common Shares”) through a cash tender offer, which has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy the Common Shares will be made pursuant to an offer to purchase and related materials that Legacy intends to file with the SEC. At the time the offer is commenced, Legacy will file a tender offer statement on Schedule TO with the SEC.  The tender offer statement (including an offer to purchase, a related letter of transmittal, other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the cash tender offer. These materials will be sent free of charge to all security holders of Legacy when available. In addition, all of these materials (and all other materials filed by Legacy with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  Security holders may also obtain free copies of the documents filed with the SEC by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.  Security holders of Legacy are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the cash tender offer because they will contain important information about the cash tender offer, the business combination transaction and the parties to the Business Combination Agreement.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of consents from Legacy’s warrantholders with respect to the warrant amendments. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive proxy statement that will be filed with respect to the warrant amendments and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the warrant amendments, when available.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or in accordance with an exemption from registration therefrom.

Investors:

Dawn Francfort / Brendon Frey

ICR

PARTSiDIR@icrinc.com

Media:

Keil Decker

ICR

PARTSiDPR@icrinc.com

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